Exhibit 99.1
press release
Sierra Health Services, Inc.®
2724 North Tenaya Way
Las Vegas, Nevada 89128
(702) 242-7000

FOR IMMEDIATE RELEASE

CONTACTS:	Peter O’Neill	Marc Briggs
	VP, Public & Investor Relations	SVP, Chief Financial Officer
	(702) 242-7156	(702) 242-7538

SIERRA REPORTS 1st QUARTER 2007 EARNINGS

1st Quarter Results

❖	Premium Revenues Up 13% Year over Year and 16% over Q4 2006
❖	Investment and Other Revenues Up 9% Year over Year and 16% over Q4 2006
❖	Bed Days at Las Vegas Non-Contracted Facilities Better than Projected

LAS VEGAS, April 24, 2007 -- Sierra Health Services, Inc. (NYSE:SIE) reported today that the Company incurred a net loss for the quarter ended March 31, 2007, of $1.2 million, or $0.02 per share. Included in the loss is the Company’s full year estimated pre-tax loss on its enhanced benefits Medicare Part D Prescription Drug (PDP) product of $48.8 million. Of the total loss, $4.3 million was incurred during the quarter with the remaining $44.5 million recorded as a premium deficiency reserve at March 31, 2007. Excluding the loss on the enhanced benefits PDP product the Company earned $0.52 per share which includes $2.6 million, or $0.03 per share, in expenses related to its pending merger with UnitedHealth Group. The Company had previously announced on February 27, 2007, that it expected to incur losses on its enhanced benefits PDP product and would record a premium deficiency reserve once an amount could be reasonably estimated.

Revenues for the quarter were $494.6 million, a 13% increase over the $438.2 million for the same period in 2006. Medical premium revenues were $468.1 million, an increase of 13% over the $414.4 million for the same period in 2006. Medical premium revenues for the current quarter include $85.3 million in revenues for its PDP products compared to $62.0 million in 2006, which only included the Company’s basic PDP product. Revenues from professional fees for the quarter were $14.6 million, compared to $12.9 million for the same period in 2006, an increase of 13%. Investment and other revenues for the quarter were $11.9 million, compared to $10.9 million for the same period in 2006, an increase of 9%.

Excluding the impact of both PDP products, Sierra’s medical care ratio for the quarter came in at 77.7%, an increase of 30 basis points sequentially and 210 basis points over the first quarter of 2006. This is slightly lower than the Company’s prior projections. Sierra’s overall medical care ratio was 90.2%, which includes the impact of the premium deficiency reserve recorded in the quarter for the enhanced benefits PDP product.

Sierra’s medical claims payable balance was $219.2 million at March 31, 2007, compared to $222.9 million at December 31, 2006. Days in claims payable, which is the medical claims payable balance divided by the average medical expenses per day for the period, were 45 days for the first quarter of 2007, compared to 43 days for the same period in 2006. Excluding both PDP products, days in claims payable were 50 days for the first quarter of 2007, compared to 52 days sequentially and 47 days for the first quarter of 2006.

For the quarter, as a percentage of premium revenue, general and administrative expenses increased 20 basis points to 12.6% from the 12.4% reported in the same period of 2006. The general and administrative expenses for the quarter include $6.1 million in expenses related to our enhanced benefits PDP product, including the amount recorded as a premium deficiency reserve, and $2.6 million in merger related expenses.

Cash flow from operations was $85.2 million for the quarter, compared to $129.5 million for the same period in 2006. Cash flow from operations, adjusted for the timing of monthly payments from the Centers for Medicare and Medicaid Services (CMS), was $5.7 million for the first quarter of 2007, compared to $55.6 million for the same period in 2006. Sierra received four months of payments from CMS in the first three months of 2007 and in the first three months of 2006. The April CMS payments were received at the end of March in both years. Sierra believes that reflecting three months of CMS payments provides a more useful measure of cash provided by operations during the three-month period. When adjusted for the timing of payments from CMS, Sierra’s basic PDP product had negative cash flow of $34.7 million for the first quarter of 2007. Sierra expects the basic PDP product to earn pre-tax income of $11 million to $14 million for the year and any cash shortfall would be a result of the timing of payments from CMS.

During the quarter, Sierra purchased 585,000 shares of its common stock in the open market for $21.1 million, at an average price of $36.04. Sierra has halted its share repurchase program pending the merger with UnitedHealth Group.

For the quarter, the Company had 7,700 new commercial lives, comparable to the growth in the first quarter of 2006. Overall commercial membership decreased by 3,300 lives or 1% after the Company absorbed the loss of 11,000 lives on January 1, 2007 as previously disclosed. For the quarter, Medicare Advantage membership grew 400 lives or 1% compared to growth of 1,000 lives in the first quarter of 2006.

“Our core operations continue to perform very well as demonstrated by our strong revenue and membership growth trends.” said Anthony M. Marlon, M.D., chairman and chief executive officer. “We were very pleased to announce last month that we had entered into a definitive agreement to be acquired by UnitedHealth Group. We believe that this combination will be very positive for our customers, providers, employees and shareholders. Although it is disappointing to announce the loss on our enhanced benefits PDP product, fortunately it is only a 2007 event as we will not be offering the enhanced benefits product again in 2008.”

Sierra had previously announced it expected to earn between $2.30 and $2.40 per share for 2007. The Company now expects to earn between $1.76 and $1.86 per share for the year 2007. This revised guidance includes $48.8 million, or $0.54 per share, in expected losses from the Company’s enhanced benefits PDP product offering along with costs associated with its pending merger with UnitedHealth Group.

Sierra will host a conference call with investors, analysts and the general public on Wednesday, April 25, 2007 at noon (Eastern Time). Interested parties can access the call by dialing 888-988-9162 (using the passcode: EARNINGS). Listeners may also access the conference call free over the Internet by visiting the investors page of Sierra’s website at www.sierrahealth.com.

Sierra Health Services, Inc., based in Las Vegas, is a diversified healthcare services company that operates health maintenance organizations, indemnity insurers, preferred provider organizations, prescription drug plans and multi-specialty medical groups. Sierra’s subsidiaries serve over 860,000 people through health benefit plans for employers, government programs and individuals. For more information, visit the Company’s website at www.sierrahealth.com.

Statements in this news release that are not historical facts are forward-looking and based on management’s projections, assumptions and estimates; actual results may vary materially. Forward-looking statements are subject to certain risks and uncertainties, which include but are not limited to: 1) potential adverse changes in government regulations, contracts and programs, including the Medicare Advantage program, the Medicare Prescription Drug Plan and any potential reconciliation issues, Medicaid and legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential managed care litigation exposure; 2) competitive forces that may affect pricing, enrollment, renewals and benefit levels; 3) unpredictable medical costs, malpractice exposure, reinsurance costs, changes in provider contracts and inflation; 4) impact of economic conditions; 5) changes in healthcare reserves; 6) the effects of the termination of the HCA contract; 7) termination of the pending merger with UnitedHealth Group; 8) actual losses on the enhanced benefits PDP exceeding estimates and 9) the amount of actual proceeds to be realized from the note receivable related to the sale of the workers’ compensation insurance operation. Further factors concerning financial risks and results may be found in documents filed with the Securities and Exchange Commission and which are incorporated herein by reference.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Sierra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Sierra or its business or operations. Sierra assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger between Sierra and a subsidiary of UnitedHealth Group Incorporated and the other transactions contemplated by the Plan and Agreement of Merger (the “Merger Agreement”) between Sierra and UnitedHealth Group, Sierra intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement and related proxy solicitation materials. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, INVESTORS AND HOLDERS OF SIERRA COMMON STOCK ARE URGED TO READ THEM, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, they will be available for free (along with other documents and reports filed by Sierra and UnitedHealth Group with the SEC), at the SEC’s website, http://www.sec.gov. In addition, investors and Sierra stockholders may obtain free copies of the documents filed with the SEC by Sierra by a written request to Sierra Health Services, Inc., P.O. Box 15645, Las Vegas, NV 89114-5645, Attention: Investor Relations.

Participants in the Solicitation

Sierra and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Sierra common stock in connection with the transactions contemplated by the Merger Agreement. Information about the directors and executive officers of Sierra is set forth in the proxy statement for Sierra’s Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2006. Investors may obtain additional information regarding the interests of such participants in the Merger and the other transactions contemplated by the Merger Agreement by reading the proxy statement and related proxy solicitation materials if and when they become available.

UnitedHealth Group and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Sierra common stock in connection with the proposed transactions. Information about the directors and executive officers of UnitedHealth Group is set forth in the proxy statement for UnitedHealth Group’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2006. Investors may obtain additional information regarding the interests of such participants by reading the prospectus and proxy solicitation statement if and when it becomes available.

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Earnings Report
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Medical premiums	$468,074	$414,444
Professional fees	14,642	12,915
Investment and other revenues	11,921	10,889
Total revenues	494,637	438,248

Medical expenses	435,311	336,519
Medical care ratio	90.2%	78.7%
(Medical expenses/premiums and professional fees)

General and administrative expenses	59,192	51,339

Operating income	134	50,390
Interest expense	(1,955)	(776)
Other income (expense), net	650	(33)

(Loss) income before income taxes	(1,171)	49,581
Provision for income taxes	(68)	(16,910)
Net (loss) income	$(1,239)	$32,671

Net (loss) income per common share	$(0.02)	$0.57

Net (loss) income per common share assuming dilution	$(0.02)	$0.51

Weighted average common shares outstanding	55,414	57,727
Weighted average common shares outstanding assuming dilution	55,414	64,727

PERIOD END MEMBERSHIP

PERIOD END MEMBERSHIP
	Number Of Members At March 31,
	2007	2006
HMO:
Commercial	275,300	260,800
Medicare	56,800	56,400
Medicaid	59,600	55,000
Commercial PPO and HSA	34,300	28,600
Medicare PPO and PFFS	2,900	900
Medicare Part D-Basic	159,100	160,800
Medicare Part D-Enhanced	43,200	-
Medicare supplement	13,100	14,600
Administrative services	218,200	214,600
Total membership	862,500	791,700

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$77,242	$58,918
Investments	345,460	323,846
Accounts receivable	24,881	21,308
Current portion of deferred tax asset	47,955	29,861
Prepaid expenses and other current assets	126,757	110,020
Total current assets	622,295	543,953

Property and equipment, net	70,269	71,893
Restricted cash and investments	19,470	19,428
Goodwill	14,782	14,782
Deferred tax asset (less current portion)	25,983	18,656
Note receivable	47,000	47,000
Other assets	90,349	93,700
Total assets	$890,148	$809,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued and other current liabilities	$97,801	$99,314
Trade accounts payable	1,902	1,552
Accrued payroll and taxes	23,906	25,925
Medical claims payable	219,170	222,895
Premium deficiency reserve	45,309	1,076
Unearned premium revenue	121,958	52,075
Current portion of long-term debt	132	116
Total current liabilities	510,178	402,953

Long-term debt (less current portion)	70,523	118,734
Other liabilities	90,712	71,007
Total liabilities	671,413	592,694

Commitments and contingencies

Stockholders’ equity:
Common stock	368	354
Treasury stock	(620,951)	(600,539)
Additional paid-in capital	464,804	436,643
Accumulated other comprehensive loss	(8,559)	(8,635)
Retained earnings	383,073	388,895
Total stockholders’ equity	218,735	216,718
Total liabilities and stockholders’ equity	$890,148	$809,412

SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(1,239)	$32,671
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation	3,954	4,318
Excess tax benefits from share-based payment arrangements	(1,055)	(5,109)
Other adjustments	2,855	2,306
Other current assets	(21,210)	(23,128)
Deferred tax assets	(24,283)	2,628
Medical claims payable	(3,725)	26,434
Other current liabilities	2,547	33,531
Unearned premium revenue	69,883	61,154
Premium deficiency	44,233	—
Changes in other assets and liabilities	13,217	(5,256)
Net cash provided by operating activities	85,177	129,549

Cash flows from investing activities:
Capital expenditures, net of dispositions	(2,233)	(2,785)
Purchase of investments, net of proceeds	(22,029)	(57,630)
Net cash used for investing activities	(24,262)	(60,415)

Cash flows from financing activities:
Payments on debt and capital leases	(25,039)	(25)
Proceeds from other long-term debt	—	20,000
Purchase of treasury stock	(21,081)	(91,131)
Excess tax benefits from share-based payment arrangements	1,055	5,109
Exercise of stock in connection with stock plans	2,474	7,808
Net cash used for financing activities	(42,591)	(58,239)

Net increase in cash and cash equivalents	18,324	10,895
Cash and cash equivalents at beginning of period	58,918	88,059
Cash and cash equivalents at end of period	$77,242	$98,954

Reconciliation of Non-GAAP Financial Measures

Earnings Per Share

In this press release, the Company presented its earnings per share excluding the effects of its enhanced Medicare Part D prescription drug program (Enhanced PDP). This is a non-GAAP financial measure. The Company believes that reflecting the earnings per share excluding the effects of the Enhanced PDP provides a more comparable measure of its earnings per share from quarter to quarter and to its historical results. The following is a reconciliation to the most directly comparable GAAP financial measure:

	Three Months Ended March 31, 2007
	Non-GAAP Items		GAAP
	Excluding Enhanced PDP	Enhanced PDP	As reported
	(In thousands, except per share amounts)
Medical premiums	$434,760	$33,314	$468,074
Professional fees	14,642	—	14,642
Investment and other revenues	11,921	—	11,921
Total revenues	461,323	33,314	494,637

Medical expenses	359,271	76,040	435,311
General and administrative expenses	53,113	6,079	59,192

Operating income (loss)	48,939	(48,805)	134
Interest expense	(1,955)	—	(1,955)
Other income (expense), net	650	—	650

Income (loss) before income taxes	47,634	(48,805)	(1,171)
(Provision) benefit for income taxes (1)	(17,150)	17,082	(68)
Net income (loss)	$30,484	$(31,723)	$(1,239)

Net income (loss) per common share	$0.55	$(0.57)	$(0.02)

Net income (loss) per common share assuming dilution	$0.52	$(0.54)	$(0.02)

Weighted average common shares outstanding	55,414	55,414	55,414
Weighted average common shares outstanding assuming dilution (2)	58,960	58,960	55,414

(1) - The Company used the statutory tax rate of 35% to calculate its income tax benefit related to the Enhanced PDP. This may or may not be equal to the Company's actual tax rate for the year-ended December 31, 2007.
(2) - The Company’s Enhanced PDP had a net loss for the quarter. In calculating the per share adjustment for this loss, the Company included the dilutive effects of stock options, restricted shares, and convertible debentures in the diluted share computation for comparability purposes.

Medical Care Ratio

In this press release, the Company presented its medical care ratio, excluding the effects of the Medicare Part D prescription drug program (PDP). This is a non-GAAP financial measure. The Company believes that reflecting the ratio excluding the effects of the PDP provides a more comparable measure of its medical care ratio from quarter to quarter and to its historical results. The following is a reconciliation to the most directly comparable GAAP financial measure:

	Three Months Ended March 31, 2007
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical premiums	$382,750	$85,324	$468,074
Professional fees	14,642	—	14,642
Total medical premiums and professional fees	397,392	85,324	482,716

Medical expenses	308,950	126,361	435,311
Medical care ratio (medical expenses/premiums and professional fees)	77.7%	148.1%	90.2%

	Three Months Ended March 31, 2006
	Non-GAAP Items		GAAP
	Other Medical	PDP	Reporting
	(In thousands)
Medical premiums	$352,421	$62,023	$414,444
Professional fees	12,915	—	12,915
Total medical premiums and professional fees	365,336	62,023	427,359

Medical expenses	276,020	60,499	336,519
Medical care ratio (medical expenses/premiums and professional fees)	75.6%	97.5%	78.7%

Operating Cash Flow

In this press release, the Company presented operating cash flow, adjusted for the timing of payments from the Centers for Medicare and Medicaid Services (CMS) for both 2007 and 2006. These are non-GAAP financial measures. The Company received four months of payments from CMS in the first three months of 2007 and in the first three months of 2006. The April CMS payments were received at the end of March in both years. The Company believes that reflecting three months of CMS payments provides a more useful measure of cash provided by operations during the three-month period. The following is a reconciliation to the most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2007	2006
	(In thousands)
GAAP net cash provided by operating activities	$85,177	$129,549
Less: April CMS payments received in March	(79,433)	(73,962)
Cash flow from operations adjusted for the timing of payments from CMS	$5,744	$55,587